HASKELL SLAUGHTER YOUNG & JOHNSTON
Professional Association
1200 AmSouth/Harbert Plaza
1901 Sixth Avenue North
Birmingham, Alabama 35203
Telephone (205) 251-1000
Facsimile (205) 324-1133


                                                             September 26, 1995

HEALTHSOUTH Corporation
Two Perimeter Park South
Birmingham, Alabama 35243

              Re:           HEALTHSOUTH Corporation
                       Registration Statement on Form S-3

                         (Commission File No. 33-62475)

Gentlemen:

         We have served as counsel for HEALTHSOUTH Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form S-3 (Commission File No. 33-62475) (the "Registration Statement"), of a public offering by the Company of an aggregate of 11,000,000 shares and, in the event the Underwriters exercise their over-allotment option, up to an additional 1,650,000 shares (the "Shares") of the Company's authorized Common Stock, par value $.01 per share.

         In connection with this opinion, we have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement and Amendment No. 1 thereto, and of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization and issuance of the Shares as we have deemed necessary and appropriate.

         Based  upon  the   foregoing,   and   having   regard  for  such  legal
considerations as we have deemed relevant, it is our opinion that:

         (1)      The Shares have been duly authorized.


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HEALTHSOUTH Corporation
September 26, 1995

Page 2

         (2) Upon issuance, sale and delivery of the Shares as contemplated in the Registration Statement, the Shares will be legally issued, fully paid and nonassessable.

                                           Very truly yours,

                                           HASKELL SLAUGHTER YOUNG & JOHNSTON,
                                           Professional Association

                                           By:  /s/ Beall D. Gary, Jr.
                                              ---------------------------------
                                                Beall D. Gary, Jr.

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